Exhibit 10.6

SCHEDULE OF BASE SALARIES FOR EXECUTIVE OFFICERS

Name	Base Salary
Alan I. Kirshner	$650,000
Steven A. Markel	600,000
Anthony F. Markel	150,000
Thomas S. Gayner	525,000
Paul W. Springman	535,000
Richard R. Whitt, III	475,000
Gerard Albanese, Jr.	400,000
Britton F. Glisson	330,521
F. Michael Crowley	535,000